THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                               AS OF JUNE 30, 2005

                                                                          Non-nuclear
                                                           As Reported    Adjustments        Pro Forma
                                                           -----------    -----------        ---------
                                                                        (In thousands)
                    ASSETS

UTILITY PLANT:
   In service                                             $ 4,497,877    $ (1,250,234)  a   $ 3,247,643
   Less-Accumulated provision for depreciation              2,000,871        (827,608)  b     1,173,263
                                                          ------------   -------------      ------------
                                                            2,497,006        (422,626)        2,074,380
                                                          ------------   -------------      ------------
   Construction work in progress-
      Electric plant                                           79,897          (4,772)  c        75,125
      Nuclear fuel                                              4,330                             4,330
                                                          ------------   -------------      ------------
                                                               84,227          (4,772)           79,455
                                                          ------------   -------------      ------------
                                                            2,581,233        (427,398)        2,153,835
                                                          ------------   -------------      ------------
OTHER PROPERTY AND INVESTMENTS:
   Investment in lessor notes                                 564,172                           564,172
   Nuclear plant decommissioning trusts                       401,610                           401,610
   Long-term notes receivable from associated companies         7,546         453,988   d       461,534
   Other                                                       15,945          (5,176)  e        10,769
                                                          ------------   -------------      ------------
                                                              989,273         448,812         1,438,085
                                                          ------------   -------------      ------------
CURRENT ASSETS:
   Cash and cash equivalents                                      207                               207
   Receivables-
      Customers                                               255,422                           255,422
      Associated companies                                     29,279                            29,279
      Other                                                    11,109                            11,109
   Notes receivable from associated companies                  23,537                            23,537
   Materials and supplies, at average cost                     87,713         (45,746)  g        41,967
   Prepayments and other                                        1,948                             1,948
                                                          ------------   -------------      ------------
                                                              409,215         (45,746)          363,469
                                                          ------------   -------------      ------------
DEFERRED CHARGES:
   Goodwill                                                 1,693,629                         1,693,629
   Regulatory assets                                          902,137                           902,137
   Property taxes                                              77,792          (7,088)  h        70,704
   Other                                                       36,471                            36,471
                                                          ------------   -------------      ------------
                                                            2,710,029          (7,088)        2,702,941
                                                          ------------   -------------      ------------
                                                          $ 6,689,750    $    (31,420)      $ 6,658,330
                                                          ============   =============      ============
          CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   Common stockholder's equity-
      Common stock, without par value                     $ 1,356,983    $          -       $ 1,356,983
      Other paid-in capital                                         -         (19,410)  j       (19,410)
      Accumulated other comprehensive income                   16,212               -            16,212
      Retained earnings                                       480,957                           480,957
                                                          ------------   -------------      ------------
         Total common stockholder's equity                  1,854,152         (19,410)        1,834,742
   Long-term debt and other long-term obligations           1,948,083                         1,948,083
                                                          ------------   -------------      ------------
                                                            3,802,235         (19,410)        3,782,825
                                                          ------------   -------------      ------------
CURRENT LIABILITIES:
   Currently payable long-term debt                            75,694                            75,694
   Short-term borrowings-
      Associated companies                                    404,290          18,758   o       423,048
      Other                                                   155,000                           155,000
   Accounts payable-
      Associated companies                                    191,959                           191,959
      Other                                                     5,733                             5,733
   Accrued taxes                                              122,675                           122,675
   Accrued interest                                            21,782                            21,782
   Lease market valuation liability                            60,200                            60,200
   Other                                                       43,841                            43,841
                                                          ------------   -------------      ------------
                                                            1,081,174          18,758         1,099,932
                                                          ------------   -------------      ------------
NONCURRENT LIABILITIES:
   Accumulated deferred income taxes                          543,554             223   k       543,777
   Accumulated deferred investment tax credits                 58,241         (21,151)  l        37,090
   Asset retirement obligation                                281,206          (2,752)  m       278,454
   Retirement benefits                                         84,428                            84,428
   Lease market valuation liability                           638,100                           638,100
   Other                                                      200,812          (7,088)  h       193,724
                                                          ------------   -------------      ------------
                                                            1,806,341         (30,768)        1,775,573
                                                          ------------   -------------      ------------
COMMITMENTS AND CONTINGENCIES
                                                          ------------   -------------      ------------
                                                          $ 6,689,750    $    (31,420)      $ 6,658,330
                                                          ============   =============      ============


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COMBINED EXPLANATORY NOTES FOR THE PRO FORMA OPERATING COMPANY BALANCE SHEETS

     a.   The transfer of non-nuclear generation plant in service to FGCO.
     b. The transfer of the accumulated provision for depreciation on non-nuclear plant in service to FGCO.
     c. The transfer of non-nuclear plant construction work in progress to FGCO.
     d. The establishment of an associated company note receivable as consideration for the purchased assets and assumption of liabilities.
     e. The transfer of other property and investments related to non-nuclear plant assets to FGCO.
     f. The transfer of working cash funds used for expense advances at certain non-nuclear generation facilities to FGCO.
     g. The transfer of materials and supplies for non-nuclear generation plant to FGCO.
     h. The transfer of deferred property tax charges for non-nuclear generation plant to FGCO.
     i. The transfer of other work in progress for non-nuclear generation plant to FGCO.
     j. To record in other paid-in capital the difference between the net book value and the purchase price, pursuant to the purchase option in the Master Lease, for the non-nuclear generation assets.
     k. The transfer of accumulated deferred income taxes for non-nuclear generation plant to FGCO.
     l. The transfer of accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
     m. The transfer of asset retirement obligations related to the non-nuclear generation plants to FGCO.
     n. The transfer of deferred property taxes and accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
     o. The establishment of notes payable to associated companies to reflect the net liabilities transferred to FGCO.